Exhibit 3.02
                      STATE OF SOUTH CAROLINA
                         SECRETARY OF STATE

                        ARTICLES OF AMENDMENT

     Pursuant to Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.

2.  On , the corporation  adopted the following  Amendment(s) of its Articles of
    Incorporation:

                           NOT APPLICABLE

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

    (a) The number of redeemable shares of the corporation reacquired by redemption or purchase is 39,871 itemized as follows:

          Class                                Series        No. of Shares

Cumulative Preferred Stock   ($50 par value)   4.60% (Series B)   3,400
Cumulative Preferred Stock   ($50 par value)   5.125%             1,000
Cumulative Preferred Stock   ($50 par value)   6%                 3,200
Cumulative Preferred Stock   ($50 par value)   8.72%             32,044
Cumulative Preferred Stock   ($50 par value)   9.40%                 88
Cumulative Preferred Stock   ($100 par value)  8.12%                139

    (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,461,121, itemized as follows:

          Class                                 Series     No. of Shares

Cumulative Preferred Stock   ($50 par value)     5%            125,209
Cumulative Preferred Stock   ($50 par value)     4.60%           3,834
Cumulative Preferred Stock   ($50 par value)     4.50%          20,800
Cumulative Preferred Stock   ($50 par value)  4.60% (Series A)  30,052
Cumulative Preferred Stock   ($50 par value)     5.125%         73,000
Cumulative Preferred Stock   ($50 par value)  4.60% (Series B)  78,200
Cumulative Preferred Stock   ($50 par value)     6%             86,400
Cumulative Preferred Stock   ($50 par value)     9.40%         197,103
Cumulative Preferred Stock  ($100 par value)     8.12%         131,760
Cumulative Preferred Stock  ($100 par value)     7.70%          92,992
Cumulative Preferred Stock  ($100 par value)     8.40%         197,668
Cumulative Preferred Stock   ($50 par value)     8.72%         127,956

Common Stock ($4.50 par value)                              40,296,147
                                                            41,461,121



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     (c) The amount of the stated capital of the corporation after giving effect to such cancellation is $260,702,361.50.

     (d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 55,507,495, itemized as follows:

        Class                                 Series     No. of Shares

Cumulative Preferred Stock  ($50 par value)      5%            125,209
Cumulative Preferred Stock  ($50 par value)      5%            125,209
Cumulative Preferred Stock  ($50 par value)      5%            125,209
Cumulative Preferred Stock  ($50 par value)      4.60%           3,834
Cumulative Preferred Stock  ($50 par value)      4.50%          20,800
Cumulative Preferred Stock  ($50 par value)   4.60% (Series A)  30,052
Cumulative Preferred Stock  ($50 par value)      5.125%         73,000
Cumulative Preferred Stock  ($50 par value)   4.60% (Series B)  78,200
Cumulative Preferred Stock  ($50 par value)      6%             86,400
Cumulative Preferred Stock  ($50 par value)      9.40%         197,103
Cumulative Preferred Stock ($100 par value)      8.12%         131,760
Cumulative Preferred Stock ($100 par value)      7.70%          92,992
Cumulative Preferred Stock ($100 par value)      8.40%         197,668
Cumulative Preferred Stock  ($50 par value)      8.72%         127,956

Serial Preferred Stock      ($50 par value) (1 vote)           442,897
Serial Preferred Stock     ($100 par value) (1 vote)         1,327,580
Serial Preferred Stock      ($25 par value) (1/4 vote)       2,000,000
Serial Preferred Stock      ($50 par value) (1/2 vote)         572,044
Common Stock              ($4.50 par value)                 50,000,000

                                                            55,507,495

4.   (a) / / Amendment(s) adopted by shareholder action.




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     At the date of adoption of the amendment,  the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:


          Number of      Number of      Number of Votes    Number of Undisputed
Voting   Outstanding   Votes Entitled    Represented at         Shares Voted
Group      Shares        to be Cast       the meeting       For          Against


     (b) / XX / The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code, as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)).


Date  June 7, 1994               SOUTH CAROLINA ELECTRIC & GAS COMPANY

                                   By:   K. B. Marsh
                                         Secretary